                                                            EXHIBIT 10(a)


               STANHOME SUPPLEMENTAL INVESTMENT SAVINGS PLAN
              AS AMENDED AND RESTATED THROUGH APRIL 23, 1996

            WHEREAS, Stanhome Inc., a Massachusetts corporation (

the "Company"), has for many years maintained the Stanhome Investment

Savings Plan (the "Qualified Plan") for the benefit of its employees and employees of certain of its subsidiaries which have, with the consent of the Company, elected to participate in the Qualified Plan (the

"Employers");



            WHEREAS, section 401(a)(17) of the Internal Revenue Code of

1986, as amended (the "Code") limits the amount of annual compensation which may be taken into account under the Qualified Plan to $150,000 (as adjusted for increases in the cost of living) (the "Compensation Limit");



            WHEREAS, section 402(g) of the Code limits the contributions to a participant's Salary Reduction Contribution Account under the Qualified

Plan to $7,000 (adjusted for increases in the cost of living) (the "Dollar

Limit");



            WHEREAS, section 401(k) of the Code (the "Before-Tax

Contribution Limit") may limit the amount of contributions which may be allocated to the Salary Reduction Contribution Accounts of certain highly compensated participants under the Qualified Plan;



            WHEREAS, section 415 of the Code requires that allocations to participants' accounts under the Qualified Plan generally be limited to the lesser of $30,000 (adjusted for increases in the cost of living) and 25% of

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a participant's compensation in certain other respects (the "Section 415

Limit"); and



            WHEREAS, the Company and the Employers desire to adopt an

"excess benefit plan" within the meaning of section 3(36) of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA") and to provide benefits to "a select group of management or highly compensated employees,"

within the meaning of ERISA equal to the contributions which, but for sections 401(a)(17), 401(k), 402(g) and 415 of the Code, would be provided to such participants under the Qualified Plan.



            NOW, THEREFORE, the Company and the Employers hereby agree as follows:



            1.    Definitions.  All capitalized terms used herein shall

have the respective meanings assigned to such terms by the Qualified Plan,

except as otherwise set forth in the preamble to or text of this Plan or below:



            (a) Plan. This Stanhome Supplemental Investment Savings Plan, as from time to time amended.

            (b) Key Associate. For any Plan Year, an employee of the Company or an Employer who is a Participant in the Qualified Plan for a Plan Year and who either is (i) an officer of the Company or any Employer, or (ii) is classified by the Committee as a "key associate" who shall elect to participate in this Plan for a calendar year. An election to participate in this Plan for a calendar year shall be made (i) for the calendar year in which the Plan is adopted, or for the calendar year in which an employee first becomes designated as eligible to participate in the Plan, within 30 days after such adoption or designation, as the case may be, and (ii) for each subsequent calendar year, by December 31 of the preceding calendar year.
            A person shall cease to be Key Associate upon the complete distribution of his or her Accounts under the Plan.

            (c) Account. An account established on behalf of a Key Associate pursuant to the Plan.

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            (d)  Valuation Date.  The date as of which earnings (or losses)
            are credited to an Account pursuant to paragraph 3 of the Plan.

            (e) Trust. A trust entered into between the Company, the Employers and the trustee for the purpose of administering assets of the Company to be used for the purpose of satisfying the obligations of the Company and the Employers under the Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company and the Employers are the grantors, within the meaning of section 671 et. seq. of the Code.



            2.    Accounts.  (a) Credits with Respect to Employee

Contributions.  There shall be established on the books of the Company and of each Employer an Employee Account in the name and on behalf of each employee thereof who is a Key Associate and who, during any Plan Year beginning after December 31, 1993, would have been entitled, based on the election made by such Key Associate under Section 3.2 of the Qualified Plan as in effect on the first day of such Plan Year (or in the case of the first Plan Year for which an employee is eligible to participate in this

Plan based on a separate written election pursuant to this Plan to defer a percentage of pay earned after the date of such election, to make contributions to his or her Salary Reduction Contribution Account in excess of the amount that would have been so allocated but for the application of:



            (a)   The penultimate three sentences of subdivision (12) of
            Article 2 of the Qualified Plan, relating to the Compensation
            Limit;

            (b)  Section 4.2 of the Qualified Plan, relating to the Dollar
            Limit;

            (c) Section 4.4 of the Qualified Plan, relating to the Before-Tax Contribution Limit; and

            (d) Section 7.5 of the Qualified Plan relating to the
            Section 415 Limit.

                  In lieu of the election provided for above, Key

            Associates may elect to defer their compensation for such year pursuant to this Plan in lieu of periodic salary reduction

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            contributions pursuant to Section 4.1 of the Qualified Plan.

            Notwithstanding the foregoing, an election pursuant to the preceding sentence shall be deemed to be an election under

            Section 4.1 of the Qualified Plan for the maximum contribution allowable thereunder for such calendar year in respect of the compensation deferred pursuant to this Plan for such year.



            The compensation otherwise payable by the Company or an

Employer to such Key Associate shall be reduced, and each Employee Account shall be credited with, such amounts, and at such time and in such manner,

as shall be necessary so that the wages subject to withholding under section 3402 of the Code of such Key Associate shall not be greater than if the contributions to his or her Salary Reduction Contribution Account were not subject to any of the above-described limits.  Notwithstanding anything herein to the contrary, the amount to be credited by the Company or an

Employer to the Employee Account of each such Key Associate for any Plan

Year shall not exceed the elected percentage of the Key Associate's

Compensation for such Plan Year (determined without regard to the

Compensation Limit) in effect under Section 4.1(a) of the Qualified Plan on the first day of such Plan Year (or, in the case of an election pursuant to the second paragraph of this Section 2(a) or the first year for which a Key

Associate is eligible to participate in this Plan, the maximum such percentage allowed under Section 4.1(a) of the Qualified Plan, less the amount contributed on behalf of such Key Associate for such Plan Year pursuant to Section 4.1 (a) of the Qualified Plan.



            (b)   Matching Credits.  There shall be established an Employer

Account on behalf of each Key Associate for whom an Employer Account is

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established pursuant to Section 2(a).  As of each date on which matching contributions pursuant to Section 4.3 are delivered to the trustee under the Qualified Plan, the Employer Account of each Key Associate shall be credited with an amount equal to any matching contributions that would have been made as of such date pursuant to Section 4.3 of the Qualified Plan if the amounts credited to the Key Associate's Employee Account pursuant to

Section 2(a) for the period to which such matching contributions relate had been made under Section 4.1 of the Qualified Plan.



            (c)   Transfers to Qualified Plan.  As soon as practicable

following the end of a calendar year for which elections were made pursuant to the second paragraph of Section 2(a), the Company shall determine the maximum amount of contributions that could have been made under Section 4.1 of the Qualified Plan for such calendar year (after taking into account the limitations contained in Section 4.4) on behalf of each Key Associate who made such an election (the "Maximum Qualified Elective Contribution").  As

soon as is practicable thereafter (i) the Employee Account of each such Key

Associate shall be debited and reduced by an amount equal to the lesser of the Maximum Qualified Elective Contribution and the amount credited to such account (reduced by any losses charged thereto pursuant to Section 3) for such year pursuant to Section 2(a) and the Company shall contribute to the

Qualified Plan cash in an amount equal to such debit, and (ii) the Employer

Account shall be debited and reduced by the amount of matching contributions made pursuant to Section 4.3 of the Qualified Plan for such calendar on account of the contributions made pursuant to clause (i) of this sentence.

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            3.    Earnings on Accounts.  As of the close of each business

day, the Company and each Employer shall credit to or charge against, as the case may be, each Account established on its books pursuant to paragraph 2 of this Plan, an amount representing investment gains or losses in respect of the balance of such Account.  The amount of such gains or losses in respect of the Account of any Participant shall be determined by the Committee to be equal to the net gain or loss that would have been earned on an amount equal to the balance of such Participant's Account as of the close of the preceding business day, as adjusted for any credits,

withdrawals or distributions, based on the hypothetical investment elections made by the Key Associate, as described below.  Each Key

Associate shall be entitled to elect to have the earnings in respect of his or her Plan Account determined as if an amount equal to the balance thereof were invested among the investment funds available from time to time under the Qualified Plan except the Stanhome Stock Fund and the Putnam Stable

Value Fund.  Such elections shall be subject to the same provisions regarding the time, manner and portion of the account subject to such election as are applicable from time to time under the Qualified Plan.



            4.    Vesting.  Amounts credited to a Key Associate's Account

pursuant to the terms of this Plan shall be fully vested and not subject to forfeiture for any reason.



            5.    Hardship Withdrawals.  If a Key Associate experiences an

"unforeseeable financial emergency," as defined below, he or she may request the Committee to (i) suspend any further reductions in compensation pursuant to Section 2 above, (ii) receive a complete or partial distribution of the Key Associate's Accounts under the Plan or (iii) do

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both (i) and (ii) above.  The amount of any distribution pursuant to this

Section 5 shall not exceed the lesser of (i) the balance of the Key

Associate's Accounts under the Plan, determined as of the Valuation Date next following the date of such request, and (ii) the amount reasonably necessary to satisfy such unforeseeable financial emergency.  For purposes of this Section 5, "unforeseeable financial emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Key

Associate resulting from (i) a sudden and unexpected illness or accident of the Key Associate or a dependent of the Key Associate, (ii) a loss of the

Key Associate's property due to casualty or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Key Associate, all as determined in the sole discretion of the Committee.



            6.    Distributions.  The distribution of a Key Associate's

Accounts under this Plan shall be made at the same time and in the same manner as distributions are made to the Key Associate under the Qualified

Plan.  Such distribution shall be based on the balance of the Key

Associate's Accounts as of the Valuation Date coinciding with or next following the valuation date used to determine the amount to be distributed to or on behalf of the Key Associate under the Qualified Plan.



            7.    Beneficiaries.  If a Key Associate shall die while any

amount remains credited to the Accounts established on his behalf pursuant to paragraph 2 of this Plan, such amount shall be distributed as provided in paragraph 6 of this Plan to the beneficiary or beneficiaries as the Key

Associate may, from time to time, designate in writing delivered to the

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Committee.  A Key Associate may revoke or change his or her beneficiary designation at any time in writing delivered to the Committee.  If a Key

Associate does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Key Associate, the balance of his or her Account shall be distributed to the person or persons entitled to his or her account under Section 8.5 of the Qualified Plan (or who would be so entitled if there were then an amount remaining unpaid under the Qualified

Plan).



            8.    Amendment and Termination.  This Plan shall be subject to

the same reserved powers of amendment and termination as the Qualified Plan

(without regard to any limitations imposed on such powers by the Code or

ERISA), except that no such amendment or termination shall reduce or otherwise adversely affect the rights of Key Associates or Beneficiaries in respect of amounts credited to their Accounts as of the date of such amendment or termination.



            9.    Application of ERISA.  This Plan is intended to be an

"excess benefit plan" within the meaning of section 3(36) of ERISA and an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of

ERISA and Department of Labor Regulation  2520.104-23.  This Plan shall not be a funded plan, and the Company and the Employers shall be under no obligation to set aside any funds for the purpose of making payments under this Plan.  Any payments hereunder shall be made out of the general assets of the Company and the Employers.

            10.   Administration.  The Committee shall be charged with the

administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are described in the Qualified

Plan.  The provisions of Article 10 of the Qualified Plan (other than

Section 10.3, relating to qualified domestic relations orders) are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            11.   Nonassignment of Benefits.  Notwithstanding anything

contained in the Qualified Plan to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law).  If any person shall endeavor or purport to make any such assignment, alienation or transfer, the amount otherwise provided hereunder which is the subject of such assignment, alienation or transfer shall cease to be payable to any person.



            12.   No Guaranty of Employment.  Nothing contained in this

Plan shall be construed as a contract of employment between any Employer and any employee or as conferring a right on any employee to be continued

in the employment of any Employer.



            13.   Adoption By Employers.  Any corporation which is or

becomes an "Employer" under the Qualified Plan may, with the consent of the

Company, become an Employer in this Plan by delivery to the Company of a resolution of its board of directors or duly authorized committee to such

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effect, which resolution shall specify the first Plan Year under the

Qualified Plan for which this Plan shall be effective in respect of the employees of such corporation.



            14.   Trust.  The Company (and the Employers) shall establish

the Trust and shall at least annually contribute to the Trust such assets as the Committee determines, in its sole discretion, are necessary to provide for the Employers' future liabilities created with respect to the

amounts credited to the Accounts established hereunder.   The existence of

the Trust shall not relieve the Employers of their liabilities under the

Plan, but the Employers' obligations under the Plan shall be deemed satisfied to the extent paid from the Trust.



            15.   Miscellaneous.

             (a)  Certain Qualified Plan Provisions.  Except as otherwise provided herein, the  miscellaneous provisions contained in Sections 13.6

(relating to gender and plurals), 13.7 (relating to applicable law) and

13.8 (relating to severability) are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.



            (b)   Expenses.   All costs and expenses incurred in

administering the Plan, including the expenses of the Committee, the fees of counsel and any agents of the Committee and other administrative expenses shall be charged against the Accounts in such amounts and at such time and in such manner as the Committee, in its sole discretion, shall determine.

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            (c)  FICA Taxes.  For each calendar year in which a Key

Associate's compensation is reduced pursuant to this Plan, his or her employer shall withhold from that portion of the Key Associate's payments of compensation the taxes imposed upon the Key Associate pursuant to section 3121 of the Code in respect of the amount by which the Key

Associate's compensation is reduced.



            (d)  Successors and Assigns.  The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns, as well as each Key Associate and his or her beneficiaries and successors.